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                                                                     EXHIBIT 5.1

                   [PRAGER, METZGER & KROEMER PLLC LETTERHEAD]


                                November 29, 2000


Transcontinental Realty Investors, Inc.
1800 Valley View Lane, Suite 300
Dallas, Texas 75234

         RE:      Transcontinental Realty Investors, Inc. Original
                  Issuance of up to 140,000 shares of Common Stock, par value $0.01 per share, pursuant to Director Stock Option Plan

Gentlemen:

         We have acted as counsel for Transcontinental Realty Investors, Inc., a Nevada corporation (the "Company") in connection with the preparation by the Company of the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering the offer and sale of up to an aggregate of 140,000 shares of the Company's Common Stock, par value $0.01 per share (the "Shares") that may be issued from time to time pursuant to Options granted under the Transcontinental Realty Investors, Inc. Director Stock Option Plan (the "Plan").

         As counsel rendering the opinions hereinafter expressed, we have been furnished with and examined the originals or copies certified or otherwise identified to our satisfaction of the following documents and have made no independent verification of the factual matters set forth in such documents:

         1. Articles of Incorporation, as amended, of the Company;

         2.       Bylaws of the Company;

         3. Director Stock Option Plan as adopted by the Board of Directors on April 13, 2000, and approved by the stockholders on October 10, 2000; and




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Transcontinental Realty Investors, Inc.
November 29, 2000
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         4.       Such documents we have deemed necessary for the
                  expression of the opinions contained herein.

         In making the foregoing examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, where such facts have not been independently established, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of directors, officers or employees or other authorized representatives of the Company, public officials and others. In addition, we have assumed that the Company will receive the full amount and type of consideration (as specified in the Plan and each applicable Award or Option agreement) for each of the Shares or will have received that consideration based upon issuance of the Shares pursuant to the applicable Award or Option agreement, that such consideration will be in cash, personal property or services already performed, that such consideration will equal or exceed the par value per share of the Shares, that appropriate certificates evidencing the Shares will be properly executed upon each issuance and that each grant of an Award or Option pursuant to the Plan will be duly authorized.

         Based upon the foregoing and having due regard for such legal considerations as we have deemed relevant, we are of the opinion that up to 140,000 shares of Common Stock have been duly and validly authorized and reserved for issuance and, when issued in the manner contemplated by the Registration Statement and in accordance with the terms of the Plan and the relevant Option agreement, will be validly issued and outstanding, fully-paid and non-assessable with no personal liability attaching to the ownership thereof.

         The members of this firm are admitted to practice only in the State of Texas and are not licensed to practice law in the State of Nevada. Our opinions expressed herein may address certain matters of Nevada law. With respect to opinions involving or based upon the interpretation of the laws of the State of Nevada, we have relied upon, and our opinion is subject to, the limitations and assumptions set forth in the opinion of Gordon & Silver, Ltd. dated November 28, 2000, and addressed to the Company and our firm upon which we are authorized to rely (and which will be filed as Exhibit 5.2 to the Registration Statement). We have made no independent examination of the laws of the State of Nevada.

         This opinion has been furnished to the Company at its request, is rendered solely for its use and may not be relied upon by any other person or for any other purpose without our prior written consent and is rendered as of the date hereof. We


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Transcontinental Realty Investors, Inc.
November 29, 2000
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do not undertake, and hereby disclaim any obligation to advise anyone of any changes in or new developments which might affect any matters or opinions set forth herein. No member of this firm is an officer or director of the Company.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come into the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                        Very truly yours,

                                        PRAGER, METZGER & KROEMER PLLC


                                            /s/ Steven C. Metzger
                                        By:
                                           -------------------------------------
                                            Steven C. Metzger, Manager

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